Exhibit 10.20.1

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

                THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “First Amendment”) is made and entered into this 25th day of April, 2001, by and between APCOA/Standard Parking, Inc. a Delaware corporation (the “Company”) and James A. Wilhelm (“Executive”).

RECITALS

A.                  The Company and Executive are parties to an Executive Employment Agreement dated August 1, 1999 (the “Employment Agreement”).  All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to such terms in the Employment Agreement.

B.                   By Resolution of the Board of Directors of the Company on August 25, 2000, Executive was elected and made President of the Company.

B.                   The Company and Executive desire to amend certain terms of the Employment Agreement, as hereinafter set forth, to reflect changes in title, compensation and benefits of Executive which became effective as of August 25, 2000.

NOW, THEREFORE, the Employment Agreement is hereby amended in the following respects:

1.                   The first sentence of Paragraph 1. (a) is hereby amended by deleting the entire sentence and substituting the following sentence in lieu thereof:

                      “The Company agrees to employ Executive in the position of President, effective as of August 25, 2000.”

2.                   The first sentence of Paragraph 2. (a) is hereby amended by deleting the entire sentence and substituting the following sentence in lieu thereof:

                                      “Salary.  Executive shall receive a base salary at the rate of not less than $335,000, effective as of August 25, 2000.”

3.                   Subparagraph (i) of paragraph 5 (g) is hereby amended by deleting the first sentence and substituting the following sentence in lieu thereof:

                                      “ (i)       if Executive’s termination occurs for any reason other than Cause, the sum of $167,500 in equal monthly installments for up to eighteen months following the Date of Termination;”

4.                   Except as specifically amended by this First Amendment the Employment Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHETREOF, Executive and the Company have executed this First Amendment as of the day and year first above written.

APCOA/Standard Parking, Inc.:

By: ______________________
Myron C. Warshauer
Chief Executive Officer

Executive:

__________________________
James A. Wilhelm